Exhibit 23(j)

                               Consent of Deloitte & Touche LLP



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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 60 to Registration Statement 2-75503 on Form N-1A of Maxim Series Fund, Inc. of our report dated December 29, 1998, appearing in the October 31, 1998 Annual Report of Maxim Vista Growth & Income Portfolio of Maxim Series Fund, Inc. and to the references to us under the headings "Financial Highlights" appearing in the Prospectus, and "Independent Auditors" and "Financial Statements" appearing in the Statement of Additional Information, which are also a part of such Registration Statement.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Denver, Colorado
February 26, 1999